UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 28, 2015
Commission File Number: 001-36261

CHC GROUP LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
190 Elgin Avenue
George Town, KY1-9005
Cayman Islands
(Address of principal executive offices, including zip code)
(604) 276-7500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 28, 2015, CHC Group Ltd., or CHC, received a written notice from the NYSE Regulation, Inc., or the Notice, stating that CHC is not in compliance with the continued listing standards set forth in Section 802.01B of the Listed Company Manual of the New York Stock Exchange, or the NYSE, as CHC failed to maintain an average global market capitalization greater than $50 million over a 30 trading-day period and stockholders’ equity greater than $50 million, each as calculated by the NYSE.

In accordance with NYSE procedures, CHC intends to notify the NYSE that it will submit a plan within 45 days from receipt of the NYSE notice that demonstrates how CHC intends to regain compliance with the listing standards within 18 months.

If CHC’s ordinary shares ultimately were to be delisted for any reason, including for failure to regain compliance with Section 802.01B of the NYSE Listed Company Manual, it could negatively impact the trading volume, liquidity and market price of CHC’s ordinary shares, adversely affect CHC’s ability to raise capital and reduce the number of investors willing to hold or acquire CHC’s ordinary shares.

Under the NYSE rules, CHC’s ordinary shares will continue to be listed on the NYSE during this period, subject to CHC’s compliance with other continued listing requirements. The NYSE notification does not affect CHC’s business operations or its Securities and Exchange Commission reporting requirements.
Item 7.01 Regulation FD Disclosure.
CHC issued a press release on September 3, 2015, announcing that it had received notice of non-compliance with the NYSE’s continued listing standards. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release issued by CHC Group Ltd. dated September 3, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2015
/s/ Karl Fessenden
                            Name: Karl Fessenden
                            Title: Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by CHC Group Ltd. dated September 3, 2015.

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